Exhibit 10.19

AMENDMENT NO. 1 TO
SEVERANCE, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT
THIS AMENDMENT NO. 1 TO THE SEVERANCE, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (this “Amendment”) is made effective as of the 5th day of March, 2014 (the “Effective Date”) by and between MCG Capital Corporation, a Delaware corporation (the “Company”) and Tod K. Reichert (the “Employee”) (each, a “Party” and collectively, the “Parties”).
WITNESSETH:
WHEREAS, the Parties hereto entered into that certain Severance, Confidentiality and Non-Solicitation Agreement effective as of August 2, 2011 (such agreement referred to as the “Agreement”); and
WHEREAS, the Parties hereto desire to amend the Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:
1.    Definitions.
Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.
2.    Amendments.
(a)    Section 1(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(ii)  An amount equal to the sum of: (A) the Employee’s monthly base salary for a period of eighteen (18) months, calculated at the highest rate in effect at any time within the current or the prior two (2) fiscal year periods preceding the date of termination (such monthly base salary rate referred to as the “Base Salary Amount”); and (B) 1.5 times Employee’s annual target bonus (which annual target bonus shall equal 12 times the Base Salary Amount), such amount to be paid (net of all applicable withholdings and deductions) monthly for an eighteen-month period following the date of termination in accordance with and at such times as provided under the Company’s normal payroll practices during such period. Such installments shall commence upon the Employee’s separation from service and shall be treated as separate payments for purposes of Section 409A of the Internal Revenue Code (the “Code”).”
3.    Reference to and Effect on the Amended Agreement.
(a)    On and after the Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such instrument or document to be deemed to be a reference to the Agreement as amended hereby.
(b)    Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.
4.    Governing Law.
This Amendment, including any disputes hereunder, and the interpretation, validity and/or enforcement of any provision thereof, shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of law rules.
5.    Counterparts.
This Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered on the date first written above.
MCG CAPITAL CORPORATION

By:         /s/ B. Hagen Saville
Name:   B. Hagen Saville
Title:    Chief Executive Officer

EMPLOYEE

By:        /s/ Tod K. Reichert
Name:   Tod K. Reichert

[Signature Page to Amendment No. 1 to
Severance, Confidentiality and Non-Solicitation Agreement]